EXHIBIT 23.1

CONSENT OF HARPER & ASSOCIATES, INC.

CONSENT OF INDEPENDENTPETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we consent to all references to Harper & Associates, Inc., independent petroleum engineers, and the reports prepared by such independent petroleum engineers appearing in Brinx Resources Ltd.’s Annual Report on Form 10-K for the year ended November 1, 2013 to be filed with the U.S. Securities and Exchange Commission.

HARPER & ASSOCIATES, INC.

By:	/s/ G. Michael Harper
G. Michael Harper, President
P.E. 34481 TX

Fort Worth, Texas

Dated:  January 22, 2014